UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 27, 2006

MARKWEST HYDROCARBON, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14841	84-1352233
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

155 Inverness Drive West, Suite 200, Englewood, CO 80112-5000

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-290-8700

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.      Other Events

On April 27, 2006, MarkWest Hydrocarbon, Inc. “MarkWest,” issued a press release announcing that its Board of Directors declared a stock dividend of one share of MarkWest’s common stock for each ten shares of common stock held by MarkWest’s common stockholders. The stock dividend is to be paid on May 23, 2006, to the stockholders of record as of the close of business on May 11, 2006. The ex-dividend date is May 9, 2006. The Company does not intend to issue fractional shares, and each stockholder will be paid in cash in lieu of fractional shares, if any, based upon the last sale price on the record date. The broker “cut-off” date is May 18, 2006.

MarkWest Hydrocarbon, Inc. also announced that its Board of Directors declared a quarterly cash dividend of $0.175 per share of its common stock. MarkWest’s Board has declared that the dividend is to be paid on June 5, 2006, to the stockholders of record as of the close of business on May 26, 2006. The ex-dividend date is May 24, 2006.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.      Financial Statement and Exhibits

(c)   Exhibits.

                             Exhibit No.                                               Description of Exhibit

99.1                                                        Press release dated April 27, 2006, announcing first quarter dividend

SIGNATURE

                Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST HYDROCARBON, INC.
(Registrant)

Date: April 28, 2006	By:	/s/ JAMES G. IVEY
James G. Ivey
Chief Financial Officer

Exhibit Index

99.1                                                                                                                        Press release dated April 27, 2006, announcing first quarter dividend